Exhibit 3.1

BYLAWS

OF

TARGACEPT, INC.

(as amended and restated March 5, 2015)

BYLAWS

OF

TARGACEPT, INC.

ARTICLE I

Offices

Section 1. Principal and Registered Offices. The principal office of the Corporation shall be located at such place as the Board of Directors (the “Board”) may specify from time to time. The registered office of the Corporation shall be located at such place as set forth in the Corporation’s Certificate of Incorporation, as may be amended or restated and in effect from time to time (the “Charter”).

Section 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board may from time to time determine.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meeting. Meetings of stockholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be designated in the notice of the meeting.

Section 2. Annual Meetings. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by the Board.

Section 3. Special Meetings. Except as otherwise provided in the Charter, and subject to the rights of holders of any series of preferred stock then outstanding, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer, the President or by the Board acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of these Bylaws, the “Whole Board” shall mean the total number of directors then fixed in accordance with the Charter, whether or not there are any vacancies. Only such business as shall have been stated in the notice of a special meeting of stockholders shall be considered at such special meeting.

Section 4. Cancellation of Meetings. Any previously scheduled meeting of stockholders may be postponed, and, unless the Charter provides otherwise, any special meeting of the stockholders may be cancelled by resolution duly adopted by a majority of the directors then in office upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 5. Notice of Meetings. Written or printed notice shall be given not less than ten (10) or more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting by delivering a written notice thereof to such stockholder personally or by depositing such notice in the United States mail, postage prepaid, directed to such stockholder at his last address as it appears on the stock records of the Corporation. The notice shall state the time and place of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting (if authorized by the Board in its sole discretion pursuant to the Delaware General Corporation Law, as may be amended from time to time the “DGCL”) and, in the case of a special meeting, briefly describing the purpose or purposes of the meeting. It shall be the primary responsibility of the Secretary to give the notice, but notice may be given by or at the direction of the President or other person or persons calling the meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.

Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws to any stockholder to whom (a) notice of two (2) consecutive annual meetings or (b) all, and at least two (2) payments (if sent by first-class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any actions or meeting taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated. The exception to the requirement that notice be given set forth in clause (a) above shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 6. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Charter.

Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy may be granted in writing or otherwise as permitted under Section 212(c) or any other provision of the DGCL. A duly executed proxy shall be irrevocable if it so states and it is coupled with an interest sufficient in law to support an irrevocable power.

Section 8. Quorum. Except as otherwise required by any provision of the DGCL or the Charter, the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. In the absence of a quorum, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting, the stockholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9. Voting of Shares. Each outstanding share of capital stock of the Corporation shall, subject to Article II, Section 11, be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders, except as otherwise provided in the Charter. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law, the Charter, or these Bylaws. Directors shall be elected by a plurality of the votes of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Section 10. Action Without Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 11. Record Date. The Board may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for the purpose of any other lawful action. Such date, in any case, shall be (i) in the case of the determination of stockholders entitled to notice of or to vote at any meeting of stockholders, not more than sixty (60) days or less than ten (10) days prior to the date of such meeting or (ii) in all other cases, be not more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. If the Board does not so fix a record date, the record date for: (A) determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (B) any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 12. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board, to prepare and make, at least ten (10) days before every stockholders meeting, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder who may be present. The stock records of the Corporation shall be the only evidence of who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 13. Proposals by Stockholders at Annual Meeting.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board in accordance with these Bylaws; (ii) brought before the meeting by or at the direction of the Board; or (iii) properly brought before the meeting by a stockholder that: (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both on the date of the giving of notice provided for in this Article II, Section 13 and on the date of the annual meeting; (B) is entitled to vote at such annual meeting; and (C) complies with the notice procedures set forth in this Article II, Section 13. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 (as amended and inclusive of the rules and regulations thereunder, the “Exchange Act”) and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Article II, Section 3. Stockholders seeking to nominate persons for election to the Board must comply with Article II, Section 14 and, except as expressly provided in Article II, Section 14, this Article II, Section 13 shall not be applicable to nominations.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form required by this Article II, Section 13 to the Secretary of the Corporation, and (ii) provide all updates and supplements to such notice at the times and in the forms required by this Article II, Section 13. As used in these Bylaws, the term “Timely Notice” shall mean notice delivered to or mailed and received at the principal executive offices of the Corporation not fewer than ninety (90) and not more than one hundred twenty (120) calendar days in advance of the date that is the one year anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the annual meeting has been advanced by more than thirty (30) days or delayed by more than sixty (60) days from the one year anniversary of the previous year’s annual meeting of stockholders, notice by a stockholder, to be considered a “Timely Notice,” must be so delivered, or mailed and received, not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if the first public disclosure of the date of such annual meeting is less than one hundred (100) days prior to such annual meeting, the close of business on the tenth (10th) day following such first public disclosure. In no event will adjournment of an annual meeting or public disclosure thereof commence a new time period for the giving of such notice by a stockholder.

(c) To be in proper form for purposes of this Article II, Section 13, a stockholder’s notice must set forth (in addition to any information required by applicable law):

(i) as to each item of business:

(A) a description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration);

(ii) as to each Proposing Person (as defined below):

(A) the name and address, as they appear on the Corporation’s books, of the Proposing Person; and

(B) the class or series and number of shares of the Corporation which are owned of record or beneficially owned by the Proposing Person (the disclosures to be made pursuant to this clause (ii) are collectively referred to as “Stockholder Information”);

(iii) as to each Proposing Person:

(A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or transactions;

(B) any proxy (other than a revocable proxy or consent given in response a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation;

(C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”);

(D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation;

(E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any;

(F) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including their names) in connection with the proposal of such business by such stockholder;

(G) any other material interest, direct or indirect, of the Proposing Person in the business being proposed; and

(H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to this clause (iii) are collectively referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iv) a representation that the stockholder providing the notice of business proposed to be brought before the annual meeting is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposal.

(d) For purposes of this Article II, Section 13, the term “Proposing Person” shall mean: (i) the stockholder providing the notice of business proposed to be brought before an annual meeting; (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made; and (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner.

(e) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 13 shall remain true and correct as of the record date for the annual meeting and as of the date that is ten (10) business days prior to the annual meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of the annual meeting, if practicable (or, if not practicable, on the earliest practicable date prior to the date of the annual meeting), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the annual meeting or any adjournment or postponement thereof).

(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with this Article II, Section 13. The officer presiding at such annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 13 and that such business shall not be transacted.

(g) This Article II, Section 13 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the foregoing provisions of this Article II, Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to matters set forth in this Article II, Section 13. Nothing in this Article II, Section 13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h) For purposes of these Bylaws, “beneficially own” has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act, and “beneficial owner” and “beneficial holder” mean a person or entity that beneficially owns the relevant securities. A person shall in all events be deemed to beneficially own shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future.

(i) For purposes of these Bylaws, “public disclosure” shall mean disclosure via press release reported by a national news service or via a filing with the Securities and Exchange Commission pursuant to the Exchange Act.

(j) For purposes of these Bylaws, “close of business” shall mean, on any particular day, 5:00 p.m. Winston-Salem, North Carolina time or, if such day is not a business day, on the business day immediately preceding such day.

Section 14. Nominations by Stockholders at Meeting of Stockholders.

(a) Only persons who are nominated in accordance with the procedures set forth in this Article II, Section 14 shall be eligible for election as directors at a meeting of stockholders, except as otherwise may be provided in the Charter with respect to the right of holders of any series of preferred stock then outstanding. Nominations of persons for election to the Board may be made at an annual meeting (or at a special meeting, but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Article II, Section 3) only as follows: (i) by or at the direction of the Board (or any committee thereof); or (ii) by any stockholder of the Corporation that (A) is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both on the date of the giving of notice provided for in this Article II, Section 14 and on the date for the meeting; (B) is entitled to vote at such meeting; and (C) complies with the notice procedures set forth in this Article II, Section 14. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board.

(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Article II, Section 13(b)) thereof in writing and in proper form required by this Article II, Section 14 to the Secretary of the Corporation, and (ii) provide all updates and supplements to such notice at the times and in the forms required by this Article II, Section 14. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Article II, Section 3, then, for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must have (A) given timely notice thereof in writing and in proper form required by this Article II, Section 14 to the Secretary of the Corporation and (B) provided all updates and supplements to such notice at the times and in the forms required by this Article II, Section 14. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the ninetieth (90th) day prior to such special meeting or, if the first public disclosure of the date of such special meeting is less than one hundred (100) days prior to such special meeting, the close of business on the tenth (10th) day following the day of such first public disclosure. In no event shall any adjournment of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this Article II, Section 14, a stockholder’s notice to the Secretary shall set forth:

(i) as to each person that a Nominating Person (as defined below) proposes to nominate for election or re-election as a director:

(A) the name, age, business address and residence address of such person;

(B) the principal occupation or employment of such person;

(C) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Article II, Section 14 if such proposed nominee were a Nominating Person;

(D) any other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for elections, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

(E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(F) a completed and signed questionnaire, representation and agreement as described in Article II, Section 14(g);

(ii) as to each Nominating Person, the Stockholder Information (as defined in Article II, Section 13(c)(ii), except that for purposes of this Article II, Section 14, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(ii));

(iii) as to each Nominating Person, any Disclosable Interests (as defined in Article II, Section 13(c)(iii), except that for purposes of this Article II, Section 14, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 13(c)(iii) and the disclosure in clause H of Section 13(c)(iii) shall be made with respect to the election of directors at the meeting);

(iv) such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director or financial expert on the Board or any committee thereof in accordance with the Corporation’s Corporate Governance Guidelines and the various rules and standards applicable to the Corporation, or (B) that could be material to a reasonable stockholder’s understanding of the independence, financial expertise, or lack of independence or financial expertise of such proposed nominee.

(d) For purposes of this Article II, Section 14, the term “Nominating Person” shall mean: (i) the stockholder providing the notice of the nomination proposed to be made at the meeting; (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made; and (iii) any affiliate or associate of such stockholder or beneficial owner.

(e) A stockholder providing notice of any nomination proposed to be made at the meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Article II, Section 14 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date of the meeting, if practicable (or, if not practicable, on the earliest practicable date prior to the date of the meeting), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f) No stockholder nominee shall be eligible for election as a director of the Corporation unless nominated in accordance with this Article II, Section 14. The officer presiding at such meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws and that the defective nomination shall be disregarded.

(g) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Article II, Section 14) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such proposed nominee (which questionnaire shall be in form provided by the Secretary to the proposed nominee upon written request) and a written representation and agreement (in form provided by the Secretary to the proposed nominee upon written request) that such proposed nominee:

(i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation, or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law;

(ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and

(iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with all publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, if any.

(h) In addition to the foregoing provisions of this Article II, Section 14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the DGCL with respect to matters set forth in this Article II, Section 14.

Section 15. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or, in the absence thereof, (i) such person as the Chairman of the Board shall appoint or, in the absence thereof or in the event that the Chairman of the Board shall fail to make such appointment, (ii) any officer of the Corporation appointed by the Board. The secretary of meetings of stockholders shall be the Secretary of the Corporation or, in the absence thereof, such person as the officer presiding at the meeting appoints.

The Corporation shall, in advance of any meeting of stockholders, appoint one (1) or more inspector(s) to act at the meeting of stockholders and make a written report thereof. The Board may designate one (1) or more persons as alternate inspector(s) to replace any inspector who fails to act. If no inspector or alternate has been appointed or is able to act at a meeting of stockholders, the officer presiding at the meeting shall appoint one (1) or more inspector(s) to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) or alternate(s) shall have the duties prescribed pursuant to Section 231 of the DGCL or other applicable law.

The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the officer presiding at the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all acts as, in his or her judgment, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda or order of business of the meeting, rules or regulations to maintain order and the safety of those present, limitations on the time allotted for questions or comments, restrictions on entry to the meeting after the time fixed for commencement thereof and the fixing of the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting (and shall announce such at the meeting). Unless and to the extent determined by the Board or the officer presiding at any meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 16. Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Charter or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to which the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the failure to treat such inability as a revocation shall not invalidate any meeting or other action. This Article II, Section 16 shall not apply to those situations in which notice by electronic transmission is not permitted in accordance with Section 232 of the DGCL.

Notice given pursuant to the preceding paragraph shall be deemed given if by (i) facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice and (iv) any other form of electronic transmission, when directed to the stockholder.

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board, except as otherwise provided by law, the Charter or these Bylaws.

Section 2. Number, Term and Qualification. The Board shall consist of not less than three or more than thirteen members as fixed from time to time in accordance with the terms of the Charter. Each director shall hold office until the expiration of the term for which elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement or removal. No reduction in the number of directors shall have the effect of removing any director before such director’s term of office expires. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

Section 3. Removal. Except as otherwise provided in the Charter or required by law, directors may be removed from office with or without cause only by a vote of stockholders who hold at least 66 2/3% of the aggregate voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote on the election of directors. If any directors are so removed, new directors may be elected at the same meeting.

Section 4. Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. Except as may otherwise be provided in the Charter or required by law, any newly created directorship resulting from any increase in the authorized number of directors and any vacancy in the Board resulting from death, resignation, retirement, removal or other cause shall, unless otherwise provided by resolution of the Board, be filled only by a majority vote of the directors then in office, whether or not less than a quorum, and each director so chosen shall hold office until the next election of the class of directors for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement or removal.

Section 6. Compensation. The Board shall have the authority to fix the compensation of directors for service in such capacity and may provide for the payment or reimbursement of expenses incurred by the directors in connection with such service. Any director may serve the Corporation in any other capacity and receive compensation therefor.

ARTICLE IV

Meetings of Directors

Section 1. Annual and Regular Meetings. The annual meeting of the Board for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following, and at the same location as, the annual meeting of the stockholders, and no notice of such annual meeting shall be required; provided that the Board may fix another time and place for such annual meeting in which case it shall provide notice in the manner provided herein for special meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 2. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the directors then in office. Such meetings may be held at the time and place designated in the notice of the meeting.

Section 3. Notice of Special Meetings. The Secretary or other person or persons calling a meeting for which notice is required shall give notice of each special meeting of the Board to each director personally, by telephone or by mail, electronic transmission, overnight mail, courier service or telegram, postage or charges prepaid, at his or her address as shown on the records of the Corporation. If the notice is: (i) given by telephone, electronic transmission, facsimile or hand delivery, it shall be deemed adequate if given at least twelve (12) hours prior to the time set for the meeting; (ii) mailed, it shall be deemed adequate if deposited in the United States mail at least four (4) calendar days before the date of the meeting; (iii) delivered by overnight mail, courier service or telegram, it shall be deemed adequate if delivered to the overnight mail or courier service company or telegraph company at least forty-eight (48) hours before such meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation. Whenever notice is required to be given under any provision of the DGCL, the Charter or these Bylaws, a written waiver thereof, signed by the director entitled to notice, or a waiver by electronic transmission by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice, or any waiver by electronic transmission, unless so required by the Charter or these Bylaws.

Section 4. Quorum. A majority of the directors then in office shall constitute a quorum for the transaction of business at a meeting of the Board. Any regular or special meeting may be adjourned from time to time by a majority of those present, whether or not a quorum.

Section 5. Manner of Acting. Except as otherwise provided by law, the Charter or these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 6. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members thereof consent thereto in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or committee. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any articles, certificates or documents filed with the Secretary of State of Delaware, or any other state wherein the Corporation may do business.

Section 7. Meeting by Use of Conference Telephone. Any one or more directors or members of a committee may participate in a meeting of the Board or any of its committees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

Committees

Section 1. Designation of Committees. The Board may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in these Bylaws or in a resolution of the Board, shall have and may exercise all the lawfully delegable powers and authority of the Board in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 2. Executive Committee. There may be an Executive Committee of not more than three directors designated by resolution passed by a majority of the directors then in office. Such committee may meet at stated times, or on notice to all by any of their own number. During intervals between meetings of the Board, the Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, except that the Executive Committee shall not have authority to authorize or approve, or to recommend to the stockholders, the following matters:

(a) Any action or matter required by law to be submitted to the stockholders for their approval.

(b) The designation of an Executive Committee or any other committee having power to exercise any of the authority of the Board in the management of the Corporation or the filling of vacancies in the Board or in such committee.

(c) The fixing of compensation of the directors for serving on the Board or on such committee.

(d) The amendment or repeal of any bylaw or the adoption of any new bylaw.

(e) The amendment or repeal of any resolution of the Board that by its terms shall not be so amendable or repealable.

Vacancies in the membership of the Executive Committee shall be filled by a majority of the directors then in office.

Section 3. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board when required by the Board.

Section 4. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article IV applicable to meetings and actions of the Board, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board and its members; provided, however, that the time of regular and special meetings of committees may also be called by the Board and that the Board may adopt rules for any committee not inconsistent with the provisions of these Bylaws.

ARTICLE VI

Officers

Section 1. Titles. The officers of the Corporation shall be elected by the Board and shall consist of a President, a Secretary and a Treasurer. The Board may also elect a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Controller, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers and such other officers as may be elected in accordance with Section 3 of this Article VI. Except as otherwise provided in these Bylaws, officers shall have the authority and perform the duties as from time to time may be prescribed by the Board or the officer electing such officer in accordance with Section 3 of this Article VI. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2. Election and Term. The officers of the Corporation shall be elected by the Board at the regular meeting of the Board held each year immediately following the annual meeting of the stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, resignation, retirement or removal.

Section 3. Subordinate Officers. The Board may elect, or empower the Chief Executive Officer or the President to elect, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board or the Chief Executive Officer or President may from time to time determine.

Section 4. Removal, Resignation and Vacancy. Any officer may be removed, with or without cause, by the Board, but removal shall be without prejudice to any contract rights of the officer removed. Election of an officer shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Corporation, effective as of the date of receipt of that notice or at any later time specified in that notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to any rights of the Corporation under any contract to which the officer is a party. Any vacancy among the officers may be filled by the Board or otherwise in accordance with Section 3 of this Article VI.

Section 5. Chairman and Vice Chairman of the Board. The Chairman of the Board, if such officer is elected, shall preside at meetings of the Board and of stockholders and shall have such other authority and perform such other duties as the Board shall designate or as may be prescribed by these Bylaws. The Vice Chairman of the Board, if such officer is elected, shall fulfill the duties of the Chairman of the Board in his or her absence.

Section 6. Chief Executive Officer. The Chief Executive Officer, if such officer is elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation, shall report directly to the Board and shall have such other powers and perform such other duties as the Board shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 7. President. In the absence or inability or refusal to act of the Chief Executive Officer, the President shall have all of the powers and duties of the Chief Executive Officer. The President shall have such other powers and duties as the Board or the Chief Executive Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 8. Vice Presidents. In the absence or inability or refusal to act of the President, the Vice President(s), if any are elected, in order of their rank as fixed by the Board or, if not ranked, a Vice President designated by the Board, shall have all of the powers and duties of the President. Each Vice President shall have such other powers and duties as the Board, the Chief Executive Officer or the President shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 9. Chief Financial Officer. The Chief Financial Officer, if such officer is elected, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board or the Chief Executive Officer, disburse the funds of the Corporation as may be ordered by the Board, render to the Board and the Chief Executive Officer, upon request, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and have such other powers and duties as the Board or the Chief Executive Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 10. Treasurer. In the absence or inability or refusal to act of the Chief Financial Officer, the Treasurer shall have all of the powers and duties of the Chief Financial Officer. The Treasurer shall have such other powers and duties as the Board, the Chief Executive Officer or the Chief Financial Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 11. Assistant Treasurers. In the absence or inability or refusal to act of the Treasurer, the Assistant Treasurer(s), if any are elected, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall have the powers and duties of the Treasurer. The Assistant Treasurer(s) shall have such other powers and duties as the Board or the Treasurer shall designate or as prescribed by these Bylaws.

Section 12. Controller and Assistant Controllers. The Controller, if such officer is elected, shall have charge of the accounting affairs of the Corporation and shall have such other powers and duties as the Board or the Chief Executive Officer shall designate. In the absence or inability or refusal to act of the Controller, the Assistant Controller(s), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall have the powers and perform the duties of the Controller. The Assistant Controllers shall have such other powers and duties as the Board or the Controller shall designate.

Section 13. Secretary. The Secretary shall keep or cause to be kept accurate records of the acts and proceedings of all meetings of stockholders and of the Board and of all committees of the Board and shall give or cause to be given all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep at the principal office of the Corporation (or at the office of the Corporation’s transfer agent or registrar) a record of stockholders, showing the name and address of each stockholder and the number and class of the shares held by each. The Secretary shall have such other powers and duties as the Board or the Chief Executive Officer shall designate or as may be provided by applicable law or prescribed by these Bylaws.

Section 14. Assistant Secretaries. In the absence or inability or refusal to act of the Secretary, the Assistant Secretary(ies), if any, in the order determined by the Board (or if there be no such determination, then in the order of their election), shall have the powers and duties of the Secretary. The Assistant Secretaries shall have such other powers and perform such other duties as the Board or the Secretary shall designate or as prescribed by these Bylaws.

Section 15. Voting of Equity. Unless otherwise ordered by the Board, either the Chief Executive Officer or the President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the equity holders of any entity in which this Corporation may hold equity and, at such meetings or otherwise, shall possess and may exercise any and all rights and powers incident to the ownership of such equity and which, as the owner, the Corporation possesses. The Board may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE VII

Capital Stock

Section 1. Certificates. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with the Charter as shall be approved by the Board. The certificates shall be consecutively numbered or otherwise identified. The name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer records of the Corporation. Each certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President or any Vice President and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer; provided, that where a certificate is signed by a transfer agent or assistant transfer agent of the Corporation, the signatures of such officers of the Corporation upon the certificate may be by facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Each certificate shall be sealed with the seal of the Corporation or a facsimile thereof. The Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares, provided that any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed as set forth above.

Section 2. Transfer of Shares. Capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these bylaws. Transfers of shares shall be made on the stock transfer books of the Corporation and, in the case of (i) certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer, and payment of all necessary transfer taxes, or (ii) uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing and upon payment of all necessary transfer taxes and compliance with procedures established by the Corporation or its transfer agent for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 3. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

Section 4. Regulations. The Board shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 5. Lost Certificates. The Corporation may issue (i) a new certificate or (ii) shares in uncertificated form in place of any certificate claimed to have been lost or destroyed upon receipt of an affidavit from the person explaining the loss or destruction. The Corporation may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed or with respect to the issuance of such new certificate or uncertificated shares.

ARTICLE VIII

INDEMNIFICATION

Section 1. Right to Indemnification in Proceedings other than those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by the DGCL, as the same exists or as may be amended (but, in the case of any amendment, only to the extent such amendment permits broader indemnification rights than such law permitted the Corporation provided prior to such amendment). Such indemnification shall, unless otherwise provided when authorized or ratified, continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that if the DGCL so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Corporation under this Section or otherwise (hereinafter an “undertaking”).

Section 2. Right to Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit to the fullest extent permitted by the DGCL, as the same exists or as may be amended (but, in the case of any amendment, only to the extent such amendment permits broader indemnification rights than such law permitted the Corporation provided prior to such amendment).

Section 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or Section 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the

DGCL in order to empower the Corporation to indemnify him or her. Neither the failure of the Corporation (including, without limitation, its independent legal counsel, its stockholders or the Board) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including, without limitation, its independent legal counsel, its stockholders or the Board) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses hereunder or otherwise shall be on the Corporation.

Section 4. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Charter, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL or otherwise.

Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 6. Certain Definitions. For purposes of this Article VIII, references to: (i) “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and (iii) “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

Section 7. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and the advancement of expenses to any employee or agent of the Corporation, to any other person serving the Corporation or to any person who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and such rights may be equivalent to, or greater or less than, the rights conferred in this Article VIII to directors and officers of the Corporation.

Section 8. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

General Provisions

Section 1. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends out of its earned surplus on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2. Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation and “Delaware” around the perimeter, and the words “Corporate Seal” in the center and may be adopted or altered by or at the direction of the Board. The Corporation may use the seal by causing it or a facsimile thereof to be impressed, affixed or reproduced.

Section 3. Depositories and Checks. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board or officers designated by the Board may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board may from time to time designate.

Section 4. Bond. The Board may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be the period ending on December 31 of each year or such other period as the Board shall from time to time determine.

Section 6. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders of the Corporation at any annual meeting or at any special meeting of stockholders called for the purpose of considering such action by the affirmative vote of the holders of at least a majority of the aggregate voting power of the then-outstanding shares of capital stock of the Corporation, voting together as a single class; provided that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law, the Charter or these Bylaws, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal all or any portion of Section 13 or 14 of Article II, Section 2 of Article III, Article VIII and Section 6 of Article IX of these Bylaws.

These Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board acting pursuant to Article IV, but the stockholders of the Corporation may adopt, amend or repeal any bylaws, whether adopted by the Board or otherwise, as provided in the preceding paragraph.

Section 7. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Court of Chancery”) of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation to the corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Charter or these Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except as to each of (i) through (iv) above, for any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination). Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section.